Exhibit 10.2

FORM OF

SUBSCRIPTION AGREEMENT

January 29, 2009

Pharmasset, Inc.

303-A College Road East

Princeton, NJ 08540

Ladies and Gentlemen:

The undersigned (the “Investor”), hereby confirms and agrees with you as follows:

1. This Subscription Agreement (the “Agreement”) is made as of the date hereof between Pharmasset, Inc., a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 4,678,000 shares (the “Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”), for a purchase price of $9.73 per share (the “Purchase Price”). All defined terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Placement Agency Agreement dated the date hereof by and between Leerink Swann LLC (the “Placement Agent”) and the Company (the “Placement Agency Agreement”).

3. The offering and sale of the Shares (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (Registration No. 333-151749) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”), which contains the base prospectus (the “Base Prospectus”) and was declared effective by the SEC on June 26, 2008, (2) if applicable, each “free writing prospectus” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended), that has been or will be provided to the Investor on or prior to the date hereof and (3) a final prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the SEC and provided to the Investor along with the Company’s counterpart to this Agreement or made available to the Investor by the filing by the Company of an electronic version thereof with the SEC. The Registration Statement, the documents incorporated by reference therein and all free writing prospectuses are referred to herein collectively as the “Disclosure Package.”

4. The Company and the Investor agree that the Investor will purchase from the Company, and the Company will issue and sell to the Investor, the number of Shares set forth below for the aggregate purchase price set forth below, pursuant to and subject to the Terms and Conditions for Purchase of Shares attached hereto as Annex I, which are incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor no later than one business day after the execution of this Agreement by the Investor and agreed to by the Company, the Shares purchased by the Investor will be delivered by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below and will be released by

Computershare, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing (as defined in the Terms and Conditions for Purchase of Shares). The Investor acknowledges that the Offering is not being underwritten by the Placement Agent and that there is no minimum offering amount. The Investor understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription for Shares, in whole or in part.

5. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not, and as of the Closing will not be, a member of FINRA or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011), and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

6. The Investor confirms that it has had full access to all filings made by the Company with the SEC, including the Disclosure Package (as applicable), and that it was able to read, review, download and print each such filing prior to or in connection with the receipt of this Agreement along with the Company’s counterpart to this Agreement. On or promptly following the date hereof, the Company will file the Prospectus Supplement with the SEC containing certain supplemental information regarding the Company and the Offering.

[Remainder of page intentionally left blank. Signature pages follow.]

Number of Shares:

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Agreed and accepted on January 29, 2009:

PHARMASSET, INC.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Closings and Delivery of the Shares and Funds.

1.1. Closing. The completion of the purchase and sale of the Shares (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investor will be notified in advance by the Placement Agent. At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the signature page hereto registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

1.2. Placement Agent Fee. The Investor acknowledges that the Company intends to pay the Placement Agent a fee in respect of the sale of Shares to the Investor.

1.3. Delivery of Funds. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of January 29, 2009, by and among the Company, the Placement Agent and JPMorgan Chase Bank, N.A. (the “Escrow Agent”), unless the Company and the Investor agree to an alternative arrangement for such payment:

JPMorgan Chase Bank, N.A.
ABA Routing Number:	021000021
JPM Account Number:	806019642
Account Name:	JPM as Escrow Agent for Pharmasset/Leerink

The Company and the Investor agree to indemnify and hold the Escrow Agent and the Placement Agent harmless from and against any and all liabilities, obligations, damages, losses, encumbrances, costs, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 1.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent or the Placement Agent, respectively. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent or the Placement Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent or the Placement Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

1.4. Delivery of Shares. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. Unless the Company and the Investor agree to an alternative arrangement for payment of the Purchase Price for the Shares, upon receipt by the Company of the funds held in escrow pursuant to Section 1.3 above, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in such DWAC.

1.5. IT IS THE INVESTOR’S RESPONSIBILITY TO (1) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (2) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

2. Representations, Warranties and Covenants of the Investor

2.1. The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (b) the Investor has answered all questions on the Signature Page and the Investor Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of Shares set forth on the Signature Page, has reviewed the Disclosure Package and is relying only upon the Disclosure Package and the representations and warranties of the Company contained herein.

2.2. The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make and has not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Disclosure Package.

2.3. The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.4. The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

2.5. Each Investor represents, warrants and agrees that, since the earlier to occur of (i) the date on which the Placement Agent first contacted such Investor about the Offering and (ii) the date of this Agreement, it has not engaged in any transactions in the securities of the Company in violation of securities laws (including, without limitation, any short sales involving the Company’s securities). Each Investor covenants that it will not engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “short sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934 (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

2.6. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to covenants, agreements, representations and warranties of the Investor contained in this Section 2.

3. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

4. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

5. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

6. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

7. No Third-Party Beneficiary. Nothing in this Agreement is intended or shall be construed to give the Investor any legal or equitable right, remedy or claim under or in respect of the Placement Agency Agreement or any provision contained therein.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered (including by fax or electronically) to the other parties.

EXHIBIT A

PHARMASSET, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 1 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above (if not the same person):

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained); please include the name and telephone number of the contact person at the broker-dealer:

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: